                                                                    EXHIBIT 4.26

Commission for the Promotion
of Private Investment

COPRI                                           Telecom

                                REPUBLIC OF PERU

               COMMISSION FOR THE PROMOTION OF PRIVATE INVESTMENT

                                      COPRI

                      Special Telecommunications Committee

                      ADDENDUM TO THE CONCESSION AGREEMENT
                          EXECUTED BETWEEN THE GRANTOR
                        AND TELEFONICA DEL PERU S. A. A.

                                      2000

                                       1

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      ADDENDUM TO THE CONCESSION AGREEMENT EXECUTED BETWEEN THE GRANTOR AND
            Compania Peruana de Telefonos S. A. and ENTEL PERU S. A.
                          (Telefonica del Peru S.A.A.)
--------------------------------------------------------------------------------

Know all men by these presents the Addendum to the concession agreement signed by the Grantor and Telefonica del Peru S. A. A. (the "Addendum"), which is made by and between the Peruvian State acting, through the Ministry of Transport, Communications, Housing, and Construction, with address at Av. 28 de Julio No. 800, Lima 1, (the "Grantor"), duly represented by Dr. Julio Manuel Garcia Torres, Deputy Minister of Communications from the Ministry of Transport, Communications, Housing, and Construction, with National Identity Document No. 17430899, duly empowered through Supreme Decree No. 035-2000-MTC, (as party of the first part), and Telefonica del Peru S. A. A., with address at Av. Arequipa 1155, Santa Beatriz, Lima, who acts duly represented by Mr. RAFAEL PEREIRA DEL ESTAL, of Spanish nationality, identified by Alien Card N-100602, sufficiently empowered to execute this Addendum, as party of the second part.

RECITALS:

   I. By agreement dated 10-13-99, the Special Committee approved the Bases for the Special Public Tender for the allocation of the radio spectrum and the awarding in concession to the private sector, of Public Local Fixed Telephony and Local Carrier Services, which, in turn, were approved by COPRI at its session dated 11-16-99;

   II. By agreement of COPRI, dated 03-01-2000, approval was granted to this Addendum and the Ministry of Transport, Communications, Housing, and Construction was appointed to act in the capacity as Grantor;

   III. Under date 06-20-2000, the Special Committee declared successful bidder of the Contest forming part of the Tender, to the Bidder having submitted the highest Economic Bid, such as this term is described in the Bases.

   IV. Under date May 16, 1994, the Grantor executed with Compania Peruana de Telefonos S. A. and ENTEL Peru S. A. (Telefonica del Peru S. A. A.) the concession agreement for the provision of Carrier and Local Telephone Services.

   In conformity with the above mentioned, it has been agreed to enter into this Addendum, under the following terms and conditions:



                                       2

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                                    CLAUSE 1
                                   DEFINITIONS

Any reference herein to "Article", "Annex" or "Appendix" should, unless otherwise expressly stated, be understood as made to articles, annexes, and appendices hereof, respectively.

Terms appearing in capital letters and not otherwise expressly defined herein correspond to Governing Laws or to terms defined in the Bases, or to terms currently used in caps. Expressions in the singular include the plural, and vice versa.

Unless otherwise expressly provided for herein, references to "Days" should be construed as made to days not a Saturday, Sunday or a holiday in the city of Lima. Holidays are understood to be those days on which, by stipulation of the Governmental Authority unless otherwise expressly indicated, banks from the city of Lima are not obliged to provide attention to the public. Holidays are also understood to be those days in which, pursuant to Governmental Authority, the civil service is not working. All references to hours must be understood made to Peruvian time.

Any mention of a specific Governmental Authority must be understood made to it or to whomever succeeds it or to whomever is designated by it to perform the acts referred to in this Addendum or in the Governing Laws.

In this Addendum and exclusively for this Addendum, the following terms will have the meanings herein below indicated:

User: The Person having entered into a service contract with the Licensee Corporation, in the manner and under the terms established by the General Contracting Articles and Conditions of Use applicable to the Granted Service, approved by OSIPTEL.

Awardee: The Bidder favored with the Award of the Bid.

Spectrum Allocation Area: The geographic area wherein the Licensee Corporation is entitled to use the spectrum in order to render the Granted Services set out in Article 5.1.

Allocation: The administrative act whereby the State grants a Person right of use over a specific portion of the radio spectrum within a certain geographic area, for the provision of telecommunications services as provided for in the Frequency Allocation National Plan.

Governmental Authority: Any judicial, legislative, political or administrative authority from Peru, empowered as per Applicable Laws and for the exercise of its duties to issue or interpret general or specific rules or decisions with binding effects for those who are subject to its jurisdiction.


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First-Rate Foreign Banks: The foreign banks determined as such pursuant to
Letter No. 002-2000-EF/90 published in the Official Daily "El Peruano" on January 4, 2000, or as amended.

Bases: The document, including its Forms, Annexes, Appendices, and Letters, setting forth the terms under which the Tender was carried out.

Special Committee: The Special Committee whose powers are described in the Bases.

Grantor: The State, represented by the Ministry of Transport, Communications, Housing, and Construction.

Concession: The administrative act whereby the State grants the Licensee Corporation the right to render Public Fixed Telephony and Local Carrier Services at the Concession Area.

Conditions of Use: The rules approved by OSIPTEL, setting out the terms and conditions which govern the rights and obligations between the Licensee Corporation and the Subscribers and Users, in the provision of Public Fixed Telephony Service and Local Carrier Public Service.

Technical Operations Control: The control over technical and operating aspects exercised by the Pre-Qualified Operator in the Licensee Corporation.

Effective Control: It shall be assumed that control exists except if, in the reasonable discretion of the Grantor, the opposite is proven in the following cases:

a) When a Person exercises more than one half of the voting power at a general meeting of stockholders or of members of a legal entity, through direct or indirect ownership or through beneficial use, pledge, trust, unionization, and similar agreements; or

b) When a Person not included in the above literal is empowered to appoint or remove most of the members of the board or equivalent body, so as to control or exercise a majority of votes at the sessions of the board or equivalent decision-making body, or to rule the operating and/or financial policies under a regulation or a contract, whatever its type.

COPRI: The Commission for the Promotion of Private Investment, the body entrusted with promoting private investment in infrastructure and public service works which may be given in concession to the private sector in accordance with Governing Laws.

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Dollar or US$: The legal tender in the United States of America.

Affiliated Company: A company will be considered an affiliate of other company when the Effective Control of such companies is exerted by the same Parent Office. Also considered in this definition is the company where the Effective Control is exerted by a Subsidiary Office, such as this has been defined, and so forth.

Associated Companies: Those companies related to each other through a Parent Company-Subsidiary Company (or vice versa) relationship, or an Affiliated Company-Affiliated Company relationship, in accordance with the appropriate, relevant definitions. Also applicable are the special rules on association and economic group approved through Resolution SBS No. 001-98 published on January 6, 1998.

Date of Closing: The date established in paragraph 1.7.13 of the Bases, on which the closing acts mentioned in section 10.3 of the Bases take place.

Guaranty of Faithful Compliance: The stand-by letter of credit or bank guaranty to be furnished by the Licensee Corporation pursuant to section 10.4 of the Bases, to warrant compliance with its obligations in line with the terms of the Addendum to the concession agreement.

Telecommunications Law: The Unique Ordained Text of the Telecommunications Law approved by means of Supreme Decree No. 013-93-TCC of April 28, 1993 and the extension thereof approved by Supreme Decree No. 021-93-TCC dated August 5, 1993, and the other amending and complementary rules or any substitutes thereof.

Governing Laws: Those referenced in Section 1.4 of the Bases.

Tender: The process regulated in the Bases for the allocation of the radio spectrum and the giving in concession to the private sector of Public Fixed Telephony Service and Local Carrier Service.

Ministry: The Ministry of Transport, Communications, Housing, and Construction.

Usage Milestones: The obligations and commitments undertaken by the Licensee Corporation, to use the allocated spectrum so as to ensure an efficient use of said resource. These Usage Milestones are submitted by the Licensee Corporation pursuant to Clause 7.2 and Annex 1.

Pre-Qualified Operator: The Purchaser who meets Prequalification Requirements and is declared as such by the Special Committee.

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OSIPTEL: The Body Supervising Private Investment in Telecommunications. Its
duties and powers are set out in the Governing Laws.

Party: Is, as applicable, the Grantor or the Licensee Corporation.

Parties: Are, jointly, the Grantor and the Licensee Corporation.

Minimum Interest: 25% of the subscribed and paid-in capital stock of the Licensee Corporation, pertaining to the Pre-qualified Operator. This interest must have voting rights.

Person: Any natural person or legal entity, either national or foreign, empowered to perform juridical acts and to undertake obligations in Peru.

Telecommunications Public Network: The telecommunications network or system established and exploited by one or more companies for the specific purpose of rendering telecommunications services to the public.

General Regulations: The General Regulations of the Telecommunications Law, approved by Supreme Decree No. 006-94-TCC, and the amendments thereto.

Granted Service(s): That/those specified in Article 2.1.

Carrier Service: The type of telecommunications service offering the capacity required to transport signals which allow the rendering of Final Services, Diffusion Services, and the Value Added Service.

Public Telecommunications Service: The telecommunications service that is available to the general public in exchange for valuable consideration.

Telephone Service: The service allowing users real-time telephone conversations in both transmission senses, through the telecommunications network.

Licensee Corporation: The company which executed the concession agreement(s) specified in numeral IV of the Recitals.

Main Stockholder(s): Any person who directly or indirectly owns or holds, under any title or form, ten per cent (10%) or more of the voting capital stock of the Licensee Corporation or the Pre-qualified Operator, as applicable.

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Tariff: The price payable for the provision of a Telecommunications Public
Service.

User: The Person who, because of its association with the Subscriber, makes use of the Telecommunications Public Service.

                                    CLAUSE 2
                             PURPOSE OF THE ADDENDUM

2.1  General Purpose
     ---------------

The purpose of this Addendum is to incorporate additional Articles to the concession agreement referred to in numeral IV of the Recitals as a result of the allocation, within the Concession Area, of the PAR B-F:3.425-3.450 GHz and 3.525-3.550 GHz bands subject matter of the Tender, subject to the terms and conditions hereinafter set forth and as provided for in the Governing Laws.

The Licensee Corporation may render the local fixed telephony services and local carrier service, hereinafter the Granted Service(s), using also wire or optical means.

                                    CLAUSE 3
                   REPRESENTATIONS BY THE LICENSEE CORPORATION
                                 AND THE GRANTOR

3.1  Representations by the Licensee Corporation
     -------------------------------------------

     The Licensee Corporation warrants to the Grantor, on the Date of Closing, the truthfulness of the representations contained herein.

     3.1.1   Authorization, Signature, and Effect. That the signature, delivery,
             ------------------------------------
             and performance of this Addendum and of stockholders' covenants or agreements, as referred to in the General Societies' Act, as well as the consummation of the operations contemplated thereunder by the Licensee Corporation and Pre-qualified Operator, are within their powers and have been duly authorized by their respective boards and other bodies, if and when required.

             That, no other act or procedure by the Licensee Corporation and the Pre-qualified Operator is required to be performed in order to authorize this Addendum. This Addendum has been duly and validly signed and delivered by the Licensee Corporation and Pre-qualified Operator and, along with the relevant authorization, signature, and delivery thereof by the Grantor, constitutes a valid and binding obligation for the Licensee Corporation and the Pre-qualified Operator who have executed same.

     3.1.2   Conflict of Interest
             --------------------

             That, neither the Licensee Corporation nor any of its Main Stockholders are prevented from contracting with the Peruvian State. Likewise, neither the Licensee Corporation nor any of its Main Stockholders have impediments nor are subject to restrictions (through contractual, judicial, legislative, or other proceedings) for undertaking and fulfilling the obligations derived from the Bases or this Addendum.

     3.1.3   Misrepresentation or Inaccuracy: That there is no misrepresentation
             -------------------------------
             or inaccuracy as to the information that was known or should have been known by them, on any documents submitted by the Awardee, the Licensee Corporation or the Prequalified Operator, or by any of their Associated Companies, with respect to the Tender.

3.2  Representations by the Grantor
     ------------------------------

The Grantor warrants to the Licensee Corporation, as of the Date of Closing, the truthfulness and accuracy of the following representations:

     3.2.1   Incorporation and Legality. That, according to Governing Laws, the
             --------------------------
             Grantor is the competent Governmental Authority and is duly authorized to act as such hereunder.

     3.2.2   Authorization, Signature, and Effect. That, the signature,
             ------------------------------------
             delivery, and performance of this Addendum by the Grantor, as well as the consummation by the Grantor of the obligations and rights provided for hereunder, are within its powers and in agreement with Governing Laws, and have been duly authorized by the relevant Governmental Authorities. No other action or procedure by the Grantor or other Governmental Authority is required to authorize the signature of this Addendum or to meet the obligations provided for hereunder. This Addendum has been duly and validly signed by the Grantor and, along with the relevant authorization, signature and delivery thereof to the Licensee Corporation, constitutes a valid and binding obligation for the State.

     3.2.3   Approvals. That there are no requirements under Governing Laws
             ---------
             implying the obligation to secure any additional approvals to the consents obtained prior to the Date of Closing in order to enter into this Addendum or to meet the obligations and grant the rights provided for hereunder.


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     3.2.4   Compliance. That there are no Governing Laws prohibiting, opposing
             ----------
             to or in any manner preventing the signature or compliance with the terms of this Addendum by the Grantor.

     3.2.5   No-interference with other Operators. That, pursuant to the Note
             ------------------------------------
             published on October 29, 1998, of the Annex to Ministerial Resolution No. 450-98-MTC/15.03 published on October 24, 1998, the 1910 to 1930 MHz band must admit the coexistence of two Operators, subject to the following conditions:

             a) Guaranty of mutual coexistence by the technologies selected by the Operators;

             b) Guaranty to adopt the required technical measures in the event that some harmful interferences might occur towards the adjacent bands;

             c) Operators will be authorized to enter into agreements within the same area, to optimize the use of the spectrum.

             If any controversy or discrepancy derived from the above described conditions should arise in connection with this item and could not be settled directly within the shortest time, the Grantor will settle it at the request of either party involved in the controversy or discrepancy or at the government's initiative, and its decision shall have the nature of last administrative instance.

             Accordingly, if there should be any interference between the radio-communications systems of the Licensee Corporation and a rural services provider operating on this band, and such should result in damage for the former, the rural services provider will be the one to adopt the technical measures required to stop such interferences over the radio-communications systems of the Licensee Corporation.

     3.2.6   Guaranty of the Grantor. That the proper formalities and
             -----------------------
             coordination have been made so that, in conformity with the provisions of article 4(degree) of Law No. 26885, the Executive should issue the Supreme Decree referred to in article 2(degree) of Decree Law No. 25570, as amended by article 6(degree) of Law No. 26438, whereby the State's guaranty will be granted to back up the representations and warranties of the Grantor set out hereunder.

     3.2.7   Clearing of PAR B-F: 3.425-3.450 GHz and 3.525-3.550 GHz Bands.
             ---------------------------------------------------------------
             That, except as provided for in Annex 3, the above described band(s) has/have been fully cleared and is/are available to the Licensee Corporation at the Concession Area.



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                                    CLAUSE 4
                   OBLIGATIONS RELATED TO THE DATE OF CLOSING

4.1  Obligations to be Fulfilled by the Licensee Corporation prior to or
     -------------------------------------------------------------------
     simultaneously with the Date of Closing
     ---------------------------------------

     (a) Payment for a single time by the Licensee Corporation, of the sum tendered in its Economic Bid, as duty for the allocation of the spectrum referred to in Article 6.1. Payment will be made in the fashion notified in due course by the Special Committee in writing, in line with the instructions it may receive from COPRI.

     (b) The Licensee Corporation will refund FONCEPRI the expenses and fees incurred by the Peruvian State on Financial, Legal, and Technical Advisors and others associated to the Tender, Bases, and Addendum to the concession agreement, which were notified by the Special Committee in a letter.

     (c) The delivery of the proxies which were duly filed with the Lima Public Registries, for the Legal Representatives of the Licensee Corporation signing the Addendum to the Concession Agreement.

     (d) The submittal of a sworn declaration of the Licensee Corporation, whereby it confirms that it complies with the provisions of item 9.2 of the Bases.

     (e) The delivery, by the Licensee Corporation, of the Guaranty of Faithful Compliance referred to in item 10.4 of the Bases.

     (f) The execution of the Addendum to the concession agreement by the Legal Representatives of the Licensee Corporation and the Pre-qualified Operator.

4.2  Obligations to be Fulfilled by the Grantor Prior to or Simultaneously with
     --------------------------------------------------------------------------
     the Date of Closing
     -------------------

     (a) Delivery of certified copy of the Deputy Minister's Resolution on the allocation of the radio spectrum.

     (b)  Delivery of certified copy of the Supreme Decree referred to in
          Article 3.2.6 of this Addendum, except if such Supreme Decree should have been published as of the Date of Closing.

     (c) The Grantor will date, sign, and deliver one original copy of the Addendum to the Licensee Corporation.


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     (d)  Subject to compliance with the provisions of Clause 4.1, on the Date of Closing the Grantor will return to the Licensee Corporation the Guaranty of Validity, Effectiveness, and Fulfillment of the Economic Bid furnished pursuant to the Bases.

4.3  Effectiveness of the Addendum
     -----------------------------

This Addendum will become effective on the Date of Closing, provided that each and all of the requirements set out in the preceding Articles 4.1 and 4.2 are met.


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                                    CLAUSE 5
                    SCOPE OF ALLOCATION OF THE RADIO SPECTRUM

5.1  Spectrum Allocation Area
     ------------------------

     The Spectrum Allocation Area for the Granted Service(s) is (are) the departments throughout the territory of the Republic of Peru and the Callao Constitutional Province.

5.2  Exclusivity of Use of the PAR B-F: 3.425-3.450 GHz and 3.525-3.550 GHz
     Bands.

     Without prejudice to the provisions of Articles 5.3 and 3.2.5, the Licensee Corporation will have exclusive use of the aforesaid PAR B-F: 3.425-3.450 GHz and 3.525-3.550 GHz Bands within the Spectrum Allocation Area for the provision of the Granted Services.

     However, as per article 187(degree) of the General Regulations, the Licensee Corporation is entitled to use the allocated spectrum to provide other services, subject to Governing Laws and to the Licensee Corporation having secured, in addition, the concession, registration or permit required by Governing Laws for the service intended to be provided.

     The Licensee Corporation has the option to request the corresponding concessions for the provision of other telecommunications public services. Subject to compliance with the requirements established in Governing Laws, the Grantor will grant the requested concessions within fifty (50) Days following submittal of the relevant request. Without prejudice to the foregoing, the Grantor will not grant any new Concessions for the provision of the mobile telephone service or for the Personal Communications Public Service until within three years counted as from the date of closing of the bidding for Personal Communications Public Service carried out in March, 2000.

                                    CLAUSE 6
                            SPECTRUM ALLOCATION DUTY

6.1  Spectrum Allocation Duty
     ------------------------

     The Licensee Corporation will pay for a single time, as duty for the allocation of the spectrum referred to in Article 2.1, the sum tendered by the Awardee in its Economic Bid. This Economic Bid is submitted in accordance with Form 1 of the Bases, made part of this Agreement as Annex 5.


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                                    CLAUSE 7
               OBLIGATIONS AND RIGHTS OF THE LICENSEE CORPORATION

7.1  General Obligations
     -------------------

In addition to those derived from the concession agreement, the obligations by the Licensee Corporation will be those set out in this Addendum, those established in Governing Laws, particularly in the Telecommunications Law, the General Regulations; the provisions enacted by the Grantor and OSIPTEL on issues of their competence and which might be effective during the Concession Term and, primarily, those set out in the Articles below.

7.2  Usage Milestones
     ----------------

The Licensee Corporation binds itself to comply with the Usage Milestones that will be subject to the requirements set out in Annex 1.

The Licensee Corporation will submit to the Grantor and to OSIPTEL a report concerned with the achievement of its Usage Milestones, on the eleventh (11th) month following the approval of the Technical Project and every twelve (12) months thereafter. In addition, within sixty (60) calendar days following the expiration of the five (5)-year term as from the approval of the technical project profile, it will submit a report on the achievement of its Usage Milestones according to the provisions of Annex 1.

7.3  Technical Project
     -----------------

Within six (6) months counted as from the Date of Closing, the Licensee Corporation must submit to the Grantor a technical project profile that should include its proposed Usage Milestones for the allocated radio spectrum, which should be compatible with Annex 1. The information required in the technical project profile is contained in Annex 4.

The Grantor is afforded a sixty (60) calendar day-term to propose and to notify to the Licensee Corporation its observations to said project. If, upon expiration of the term, no observations should have been made, the project shall be deemed approved. If any observations should exist, these must be rectified by the Licensee Corporation within a fifteen (15)-Day term as from the notification of the observations.

The Grantor is afforded a fifteen (15)-Day term to make a pronouncement on the rectifications to the observations solved by the Licensee Corporation.

7.4  Mortgage of Concession Rights and of Exploitation Rights over the Allocated
     ---------------------------------------------------------------------------
     Band
     ----

The Licensee Corporation may, with the prior approval of the Grantor, create mortgages over the exploitation rights of the assigned band defined in Clause 2.1, derived from this Addendum. Said mortgages will be governed by the provisions of Law No. 26885 and the Governing Laws.

                                    CLAUSE 8
                                   GUARANTIES

8.1  Submittal of Guaranty of Faithful Compliance
     --------------------------------------------

     (a) To guarantee each and all of the obligations according to this Addendum, the Licensee Corporation or a third party acting on its behalf will furnish, prior to or simultaneously on the Date of Closing, a bank guaranty or a stand-by letter of credit in favor of the Grantor (the "Guaranty of Faithful Compliance with the Contract") in the amount of one million dollars (US$ 1,000,000) for every band allocated to the Licensee Corporation in the Tender, according to the forms contained in Annexes 3 and 3A.

     (b) The Guaranty of Faithful Compliance must be issued in accordance with the form attached as Annex 2, by a Bank Entity or a First-Rate Foreign Bank, and confirmed by a Bank Entity. Alternatively, a stand-by letter of credit will be acceptable in the form attached as Annex 2A, same which may have the formality used by the bank issuing same, provided that it meets the requirements set out in the Addendum and is issued by a First-Rate Foreign Bank and confirmed by a Bank Entity.

     (c) If damages and losses caused by a breach of the terms and conditions hereof by the Licensee Corporation should exceed the amount of the Guaranty of Faithful Compliance, the Grantor may execute said guaranty without prejudice to its right to take those actions required to collect other damages and losses.

     (d) The Guaranty of Faithful Compliance will be kept effective under the terms established in Annexes 2 and 2A until the Licensee Corporation proves achievement of Usage Milestones with respect to the provisions in numeral (3) of Annex 1.

     (e) If the Guaranty of Faithful Compliance is issued for a shorter term than the compliance with Usage Milestones, as per the specification in numeral (3) of Annex 1, the Licensee Corporation must submit the renewal thereof to the Grantor prior to its expiration. Otherwise, the Grantor may request its execution for purposes of preserving the guaranty, even when no default other than non-renewal of the guaranty should exist. Under the above assumption, once the Licensee Corporation complies with correctly renewing the Guaranty of Faithful Compliance, the Grantor will immediately refund the executed amount to the Licensee Corporation.


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

     (f) The Grantor may execute the guaranty referred to herein in case of breach of this Addendum for reasons attributable to the Licensee Corporation, with respect to its obligations agreed hereunder. Prior to the execution of the guaranty, the Grantor will send a plain, written notice to the Licensee Corporation, stating the incurred non-compliance and its intention to execute the guaranty.

     (g) The minimum term of the guaranty must be one renewable year until the achievement of Usage Milestones, as stipulated in numeral (3) of Annex 1.

                                    CLAUSE 9
                            INTERNATIONAL OBLIGATIONS

9.1  International Qualification of the Licensee Corporation
     -------------------------------------------------------

The Licensee Corporation will have the quality (capacity) of an Acknowledged Exploitation Company in the sense provided in the Annex of Incorporation of the Telecommunications International Union, and is authorized to participate in Union Sectors pursuant to Article 19 (N 229 and following) of the International Telecommunications Covenant, Geneve, 1992.

9.2  Determination of Telecommunications International Policy
     --------------------------------------------------------

It corresponds to the Peruvian State to define the telecommunications international policy.

                                    CLAUSE 10
                              USE OF RADIO SPECTRUM

10.1 Frequencies Granted
     -------------------

The Service Granted may be rendered using for such purpose the PAR B-F:3.425-3.450 GHz and 3.525-3.550 GHz bands referred to in Clause 2.1.

                                    CLAUSE 11
                  RESTRICTIONS ON THE ASSIGNMENT OF CONTRACTUAL
                         POSITION; ASSIGNMENT OF CONTROL

11.1 Assignment Restrictions
     -----------------------

The Licensee Corporation may not, without the prior, written authorization from the Grantor, transfer or assign the band allocated to any Person. Said authorization shall not be unfairly or unreasonably withheld, provided that the new user meets at least the prequalification requirements set out in the Bases.

11.2 Assignment of Control
     ---------------------

     (a)  Stock Participation and Assignment Restriction. During the first three
          ----------------------------------------------
          (3) years of effectiveness of the Addendum counted as from the Date of Closing, the Pre-qualified Operator must retain the ownership of, at least, the Minimum Interest.

     (b)  Technical Operations Control: During the first three (3) years of the
          ----------------------------
          Concession counted as from the Date of Closing, the Licensee Corporation will ensure that the Pre-qualified Operator exercises the Control of Technical Operations of the Licensee Corporation.

     (c)  Plurality of Operators: In the event of a plurality of Operators in
          ----------------------
          the Licensee Corporation, the reference to the Minimum Interest of the Pre-qualified Operator will be construed related to the Operator who Pre-qualified for the Tender according to the Special Committee, or eventually the operator who substitutes it, through prior compliance with the requirements established in this Addendum.

11.3 Prohibition of Participation
     ----------------------------

Pursuant to numeral 9.2.4 of the Bases, unless with the prior authorization of the Special Committee or of the Grantor, following the expiration of the duties of the Special Committee, no other Pre-qualified Operator having submitted an Economic Bid at the Tender may participate, neither directly nor indirectly, in the Licensee Corporation. This restriction is good for three (3) years as from the Date of Closing.

11.4 Term to Rectify any Breach of Provisions in Articles 11.2 and 11.3
     ------------------------------------------------------------------

If the Licensee Corporation should breach the provisions of Articles 11.2 and
11.3 for reasons beyond its internal control, triggered by global mergers or other transactions on an international level, the Grantor will afford it a term not to exceed six (6) months to rectify the breach, counted as from the date of the notification thereof to the Licensee Corporation.

11.5 Subcontracting and Repurchasing
     -------------------------------

The Licensee Corporation, with the prior and written approval from the Grantor, may subcontract third parties for the performance of any or all of the activities included under the Granted Services, anywhere within the Spectrum Allocation Area, under the same conditions established hereunder and in the concession agreement. Said conditions do not include the tax matter.

The Licensee Corporation may subcontract complementary activities to the provision of the Granted Service, including the logistics, installation, and maintenance of infrastructure, administrative services, among others.

The subcontracting does not release the Licensee Corporation from complying with the obligations established hereunder nor with those established under any applicable rules.

Furthermore, the Licensee Corporation may offer a bulk traffic volume for purposes of its resale to third parties, subject to Governing Laws.

                                    CLAUSE 12
                     LAPSING AND TERMINATION OF THE ADDENDUM

12.1 Lapsing of Addendum
     -------------------

In addition to what is provided for in the concession agreement, the following will be considered grounds for the lapsing of the Addendum:

     (a) The impossibility to continue rendering the service through the allocated band due to the Force Majeure Event established in Article 14.3.

     (b) Non-compliance with the provisions of Articles 11.1, 11.2, and 11.3, except as provided for in Article 11.4

12.2 Termination of Addendum
     -----------------------

In addition to what is provided for in the concession agreement, the following will be considered grounds for termination of the Addendum:

     (a) If the Licensee Corporation does not furnish to the Grantor, in due course, the renewal of the Guaranty of Faithful Compliance, in line with Article 8.

     (b) If the Licensee Corporation should agree to go into, or is undergoing, liquidation, or has been declared insolvent and such should not have been lifted within forty-five (45) calendar days after the relevant event was known by the Licensee Corporation.

     (c) If any of the representations in Article 3.1 is proven to be false or inaccurate.

     (d)  If the Licensee Corporation breaches the provisions of Article 11.5.

12.3 General Procedure for the Termination of the Addendum
     -----------------------------------------------------

The termination pursuant to Article 12.2 shall be carried out by decision of the Grantor, based upon the following procedure:

     (a)  Notice. Prior to issuing a resolution pursuant to the above paragraph,
          ------
          the Grantor will afford a reasonable time to the Licensee Corporation in order for it to rectify the cause which may have given rise to the decision, under penalty, to initiate the termination process. Following this, in the absence of a rectification, it will publish an ad in the official daily "El Peruano" and will serve notice to the Licensee Corporation and OSIPTEL, stating:

          i) that it intends to issue a resolution, defining its scope and effects;

          ii) the reasons behind its intention to issue such resolution;

          iii) the period during which the Licensee Corporation or any third parties holding an interest may submit written comments or objections on the proposed resolution, which period may not be shorter than ten (10) calendar days as from the date of publication of the notice;

          iv) the period during which OSIPTEL will send to the Grantor and the Licensee Corporation a report and an opinion on the proposed resolution, which may not be shorter than ten (10) calendar days counted as from the date of publication of the notice;

          v) the date, place, and time for a hearing, at which the Licensee Corporation, OSIPTEL, and any third party with a legitimate interest may raise comments or objections. Such date may not be shorter than ten (10) calendar days counted as from the expiration of the term to submit written comments or objections.

     (b)  Hearing and Resolution. On the date specified in the notice, the
          ----------------------
          Grantor will hold a public hearing at which the Licensee Corporation, OSIPTEL, and those third parties with a legitimate interest which should have submitted comments or objections that the Grantor may have previously deemed relevant, will have the right to be heard. The resolution of the Grantor shall be issued latest sixty (60) calendar days after the public hearing.

                                    CLAUSE 13
                                    PENALTIES

13.1 Independence of the Contractual Penalties from any Administrative
     -----------------------------------------------------------------
     Sanction
     --------

The sanctions dealt with in Article 13.2 shall be applied independently from any penalties corresponding in accordance with Governing Laws. Moreover, given the contractual nature of the sanctions contained herein, the imposition thereof may only be objected to in arbitration proceedings, pursuant to Article 15, and for this or any other purposes the administrative proceedings shall be understood exhausted.

13.2 Non-achievement of Usage Milestones
     -----------------------------------

The non-achievement of Usage Milestones will be duly punished by the Grantor or by OSIPTEL in accordance with Governing Laws, subject to a maximum limit of one million Dollars (US$1,000,000) for every band allocated to the Licensee Corporation under the Tender.

Breach of numerals (1) or (2) of Annex 1 will cause the reversion to the State of the radio spectrum allocated to the Licensee Corporation in all departments, plus a penalty of one million dollars (US$1,000,000).

Breach of numeral (3) of Annex 1 will cause the reversion to the State of the radio spectrum at that/those department(s) where the breach by the Licensee Corporation occurs. In this case, the penalty will be equivalent to one million dollars (US$1,000,000) times the share of (i) obligation of the Licensee Corporation as to number of lines installed through the utilization of the allocated band, at that/those department(s) where it defaulted as to (ii) the minimum commitment of the Licensee Corporation of total lines installed through the utilization of the allocated band, in all departments where it was allocated the spectrum (as per Annex 1).

The penalties referred to herein will be applied independently for every band allocated to the Licensee Corporation under the Tender. These penalties will be paid executing the Guaranty of Faithful Compliance.

13.3 Procedure for the Enforcement of Sanctions
     ------------------------------------------

Prior to issuing a resolution imposing any of the penalties established in
Article 13.2, the Grantor will serve written notice to the Licensee Corporation stating (i) its purpose to issue a resolution imposing a penalty; (ii) the reasons behind the imposition of the penalty; and (iii) the period during which the Licensee Corporation may submit its explanations in writing, which period may not be shorter than thirty (30) calendar days counted as from the date of notice. Upon expiration of such period with or without the respective explanation, it will issue the corresponding and duly supported decision, which will be in writing, and will state the reasons for its issuance.

If the Licensee Corporation should not pay the penalties established in Article 13, the Grantor will execute the Guaranty of Faithful Compliance with the Contract.

13.4 Penalty for Termination of the Addendum
     ---------------------------------------

If the Grantor should terminate the Addendum for any of the reasons provided for in Article 12.2, the Licensee Corporation will pay a penalty equivalent to one million Dollars (US$1,000,000).

The penalty for termination of the Addendum will be applied only up to the limit of one million Dollars (US$1,000,000).

The penalty referred to herein may only be payable through the execution of the Guaranty of Faithful Compliance.

13.5 Damages and Losses
     ------------------

The penalties referred to in Articles 13.2 and 13.4 shall be applied without prejudice to the obligation by the Licensee Corporation to compensate direct damages and losses caused upon the Grantor, resulting from its non-compliance, pursuant to the provisions of the Civil Code.

13.6 Destiny of Sanction Payments
     ----------------------------

The sums applicable to sanctions derived from non-achievement of Usage Milestones and Addendum Termination shall be paid to the Grantor.

                                    CLAUSE 14
                              FORCE MAJEURE EVENTS

14.1 Force Majeure Events
     --------------------

For purposes of this Addendum, the term "Force Majeure Event" will mean an event, condition or circumstance, including Acts of God, beyond the reasonable control of the Party claiming Force Majeure same which, despite all reasonable efforts by the Party claiming Force Majeure so as to prevent it or mitigate its effects, causes a material delay or an interruption in the fulfillment of any obligation established in this Addendum, including, without limitation:

     14.1.1  Any "Special Force Majeure Event", which shall mean:

             (a) Any act of war (whether declared or not), invasion, armed conflict or act from a foreign enemy, blockade, embargo, revolution, disturbance, insurrection, civil commotion or demonstrations, terrorist acts and any appropriation, occupation or siege of any substantial portion of the facilities of the Licensee Corporation, as a result of the foregoing;

             (b) Any strike or work stoppage not triggered by a desire to influence the contracting terms between the Licensee Corporation and its workers, or in response to some change in the Governing Laws, or directed against companies or facilities owned or run by foreigners;

     14.1.2  Any "Other Force Majeure Event", which shall mean:

             (a) Any earthquake, flood, storm, hurricane, tornado, lightning, fire, explosion, epidemics, pest or similar event;

             (b) Any strike or work stoppage other than a Special Force Majeure Event.

14.2 Governing Laws
     --------------

The Licensee Corporation may not invoke the approval or the effects of Governing Laws as a Force Majeure Event with respect to the fulfillment of obligations by the Licensee Corporation, established in this Addendum.

14.3 Absence of Liability
     --------------------

The Parties will not be liable for non-compliance with their respective obligations, or for the partial, late or defective compliance therewith, whenever such non-compliance is due to a Force Majeure Event, provided that the party affected by the Force Majeure Event should have proven to the other party that it acted with due diligence and took every precautions and reasonable alternative measures to comply with this Addendum. In that case, the obligations affected by such event will be suspended while the Force Majeure Event persists. A delayed compliance with the obligations by the Licensee Corporation due to a Force Majeure event, lasting longer than a twelve (12)-month period and preventing the rendering of the Granted Service through the allocated band, will entitle the Licensee Corporation to request the lapsing of the Addendum. If the Force Majeure Event extends beyond eighteen (18) months, the Addendum will lapse.

Before the lapsing may become applicable under the assumptions in the preceding paragraph, the Licensee Corporation may request the Grantor the reformulation of the technical project.

14.4 Notice of Force Majeure Event
     -----------------------------

The Party invoking a Force Majeure Event must notify the other Party:

     14.4.1 Those acts making up the assumed Force Majeure Event within the first five (5) Days following its occurrence or following the discovery of such event, except if the same is public and evident, in which case it will not require any notification whatsoever; and

     14.4.2 The predictable period of suspension of activities by the affected Party. In addition, the Party invoking the Force Majeure Event must keep the other Party posted of any relevant event developments.

14.5 Resumption of Service
     ---------------------

The Party invoking a Force Majeure Event must make every possible effort to ensure that the rendering of Granted Services through the allocated band shall be resumed upon conclusion of the event. Moreover, the affected Party must make every possible effort to minimize any delays or additional costs to the Subscribers.

                                    CLAUSE 15
                           SETTLEMENT OF CONTROVERSIES

15.1 Discrepancies between the Parties
     ---------------------------------

     (a) Any controversy which might arise in connection with the performance of this Addendum, including its construction and any aspect relative to its existence, validity or termination, except for those matters concerned with the exercise of powers or duties by Governmental Authorities, shall be amicably settled by the Parties and, if no satisfactory agreement were to be reached by them, they will submit unconditionally to legal arbitration according to the rules set out herein below.

     (b) The rules of procedure applicable to the arbitration shall be those from the National and International Arbitration Center of the Lima Chamber of Commerce, to which the parties submit unconditionally; -- Law No. 26572, General Law on Arbitration, and its amendments, extensions and related provisions will apply in addition. The arbitrators will be empowered to solve any voids with respect to the aforesaid rulings.

     (c) The arbitration will take place in the city of Lima and will be conducted in the Spanish language. The solution of controversies shall be carried out in accordance with Governing Laws.

     (d) The arbitration will be performed by a panel of three (3) arbitrators. Each Party will designate one arbitrator. The third arbitrator, who will preside over the Jury, will be designated by agreement of the other two arbitrators selected by the Parties. If one of the Parties does not designate its arbitrator within ten
             (10) Days counted as from the notification of the appointment request, it shall be understood that it has waived its right and, as a result, the arbitrator will be appointed by the Lima Chamber of Commerce at the request of either party. If the two designated arbitrators should not reach an agreement as to the appointment of the third arbitrator within ten (10) Days following the date of appointment of the second arbitrator, the third arbitrator will be designated at the request of either Party by the Lima Chamber of Commerce.

     (e) The Parties agree that the award to be issued by the Arbitration Jury shall have the nature of final and will represent a last instance resolution with authority of res judicata (matter decided). The Parties expressly waive the right to appeal the award before the judges and courts, or before any Peruvian or foreign jurisdictional level.

             Without prejudice to the provisions in the previous paragraph, if one of the Parties should decide to file an appeal for dismissal against the arbitration award, or any other remedy before a national or foreign jurisdiction or venue, seeking its nullification, repeal or the postponement of the decision under the award, said party must furnish a bank guaranty or stand-by letter of credit substantially in the form of Annexes 2 and 2A, - same which will remain effective while the appeal for reversal is not solved -, in favor of the Arbitration Jury, in the amount of two hundred thousand Dollars (US$200,000). If the relevant appeal is declared dismissed, inadmissible or groundless by the competent authority or level, the Jury will proceed immediately to execute the furnished guaranty and to deliver the full amount (thereof) to the other Party. If the appeal for dismissal were rendered groundless, the Jury will return the bank guaranty or stand-by letter of credit to the Party who furnished it.

15.2 Controversies with Other Telecommunications Public Service Operators
     --------------------------------------------------------------------

Any controversies arising with other Telecommunications Public Service operators, dealing with non-arbitrable matters or whose resolution is the exclusive competence of OSIPTEL, will be subject to the procedure established in OSIPTEL's General Regulations for the Solution of Controversies in Administrative Proceedings.

                                    CLAUSE 16
                                FINAL PROVISIONS

16.1 Submission to Governing Laws
     ----------------------------

This Addendum has been negotiated, drawn up, and executed in conformity with Peruvian legal rules and its contents, performance, and the other consequences that may be derived herefrom will be governed by the legal rules of Peru's internal law.

Accordingly, the Licensee Corporation waives irrevocably and unconditionally any diplomatic claim in relation to this Addendum.

16.2 Order of Priority
     -----------------

In case of discrepancy as to the construction of this Addendum, the Parties will abide by the following order of priority in order to settle any situation as promptly as possible:

     (a)  This Addendum and the Annexes hereto.

     (b)  The concession agreement.

     (c) The Letters.

     (d) The Bases.

16.3 Interpretation Criteria
     -----------------------

     a) This Addendum will be interpreted in accordance with its own Clauses and the Bases.

     b) The time periods established in this Addendum will be calculated in Days, calendar days, months or years, as applicable.

     c) The language used in this Addendum is the Spanish language. In case of any discrepancy between any translation hereof and this Addendum, the Spanish language will prevail for purposes of its interpretation.

     d) The captions contained in this Addendum are meant for identification and should not be considered part of this Addendum to restrict or enhance its contents, so as to define the rights and obligations of the Parties.

     e) The terms defined in the singular will include the same terms in the plural, and vice versa. The terms in masculine gender include the feminine, and vice versa.

     f)   The Annexes to this Addendum form an integral part herewith.

     g) The use of the "or" disjunction in an enumeration must be understood to include only one of the elements of such enumeration.

     h) The use of the "and" conjunction in an enumeration must be understood to include all of the elements of such enumeration or list.

16.4 Notices
     -------

     Unless otherwise provided in the Addendum, all notices, subpoenas, requests, complaints, and other communications which are valid or allowed under this Addendum, must be made in writing and will be considered validly sent if they include an acknowledgment copy or if they are sent by courier, telex or facsimile, once their receipt has been confirmed from the acknowledgment copy or from the confirmation of full transmission issued by the system of the addressee of the relevant notice, to the following addresses:

     If addressed to the Grantor:

     Name:            Ministerio de Transportes, Comunicaciones, Vivienda
                        y Construccion

     Address:         Av. 28 de Julio No. 800, Lima 1

     Attention:       Jefe de la Unidad Especializada en Concesiones
                        de Telecomunicaciones

     Facsimile:       332-4084




     If addressed to the Licensee Corporation:

     Name:            Telefonica del Peru S.A.A.

     Address:         Av. Arequipa 1155, Lima

     Attention:       Gerencia de Regulacion

     Facsimile:       470-4254




     If addressed to the Pre-Qualified Operator:

     Name:            Telefonica del Peru S.A.A.

     Address:         Av. Arequipa 1155, Lima

     Attention:       Gerencia de Regulacion

     Facsimile:       470-4254


     or to any other address or person designated in writing by the Parties.

16.5 Waiver
     ------

     Waiver of the rights derived from this Addendum will only have effect if made in writing and if the other Party is notified accordingly. If, at any time, either Party waives or stops the exercise of a specific right included hereunder, such behavior will not be considered as a permanent waiver to enforce the same or any other right throughout the effectiveness thereof.

     Any amendments and clarifications to this Addendum, including those as the Licensee Corporation may propose at the suggestion of the financial entities, will only be valid if they have been agreed to in writing, have been signed by sufficiently empowered representatives from the Parties, and are compliant with any relevant requirements from Governing Laws.

16.6 Partial Invalidity
     ------------------

     If any term or provision of this Addendum is considered to be invalid or not demandable by any competent authority or person, such invalidity must be interpreted restrictively and will not affect the validity of any other provision hereof.

16.7 Prevalence of the Addendum
     --------------------------

     The Licensee Corporation recognizes and accepts that, henceforth, its rights and obligations for the use of the allocated spectrum will abide by the provisions in this Addendum, in current Governing Laws, and in those dealing with this matter, to be enacted in future.

16.8 Designation of Governmental Authority
     -------------------------------------

     The Grantor will designate the Governmental Authority that is to oversee the correct compliance with any of the rights, interests or obligations in accordance herewith. Such designated Governmental Authority will abide by the terms and conditions of this Addendum in their entirety.

16.9 Public Deed
     -----------

     At the request of either Party, this Addendum will be converted into a Public Deed. The cost of the conversion into a Public Deed will be borne by the Party requesting same.

     In witness whereof, the Parties have executed and delivered five (5) original, identical copies of this Addendum, on July 25th, 2000.

     Grantor: Ministry of Transport, Communications, Housing, and Construction

     Name:      Doctor Julio Manuel Garcia Torres

     Position:  Deputy Minister of Communications from the Ministry of Transport, Communications, Housing, and Construction.

                Signature:        ________________  (signed)

                Bidder:    TELEFONICA DEL PERU S. A. A.

                Name:      RAFAEL PEREIRA DEL ESTAL

                Position:         REPRESENTATIVE

                Signature:        _________________ (signed)

                Pre-Qualified Operator:   TELEFONICA DEL PERU S.A.A.

                Name:                     RAFAEL PEREIRA DEL ESTAL

                Position:

                Signature:                __________________________ (signed)

                                   ANNEX No. 1
                         RADIO SPECTRUM USAGE MILESTONES

Usage Milestones for the radio spectrum of the Licensee Corporation will be projected by the Licensee Corporation for five years, for every band allocated to it under the Tender, in line with the parameters set out in Annex No. 1A. Usage Milestones proposed by the Licensee Corporation must be consistent with the number of lines to be installed through the utilization of every band allocated under the Tender, and approved by the Grantor. Without prejudice to the foregoing, Usage Milestones of the Licensee Corporation must reflect the following requirements:

(1) The Licensee Corporation must start rendering the Granted Service through the utilization of every band allocated under the Tender, in at least one department from its Spectrum Allocation Area, within twelve months from the approval of the Technical Project profile by the Grantor.

(2) After twenty-four (24) months of having commenced rendering the Granted Service through the utilization of the allocated band, the Licensee Corporation must be capable of rendering the Granted Service through every band allocated under the Bid, to a number of installed lines equivalent to one per cent (1%) of the lines in service existing as of the Date of Closing, of the greatest operator established in the departments where the spectrum was allocated to it. For such purposes, the number of installed lines will be calculated in aggregate form, in that/those department(s) where the band(s) was/were allocated to the Licensee Corporation. The number of installed lines specified in this obligation may be shorter if such is specified by the Licensee Corporation in its technical project profile approved by the Grantor.

(3) Within five years following the approval of the Technical Project profile, the Licensee Corporation must be capable of rendering the Granted Service through every band allocated under the Tender, to a number of installed lines equivalent to three per cent (3%) of the lines in service existing as of the Date of Closing of the greatest operator established in each of the departments where bands were allocated to it. The lines in service of the greatest operator established will be calculated in each of the relevant departments.

For purposes of the achievement of Usage Milestones, the number of installed lines will not take into account the replacement of existing lines.

                                  ANNEX No. 1A

                       Usage Milestones of Radio Spectrum



Service
-------



   1.        Operation Band

         ---------------------------------------------------------------------
         Tx. (MHz.) Range of E. Base            Rx. (MHz.) Range of E. Base
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------



   2.        Bandwidth of Radio Channel

             State the bandwidth of the System's radio channel.



             For example:

             CDMA ---- 1.25 MHz.

             GSM   ----  200 KHz.

             TDMA ----    30 KHz.



   3.        Number of Traffic Channels/RF Channel.

                    N = ______________ traffic channels



   4.        Traffic expressed in:

             ------------------------------------------------------------------------------------
                  CITY            Year 1        Year 2       Year 3       Year 4       Year 5
             ------------------------------------------------------------------------------------
             (Erlangs(RF
             Channel)
             ------------------------------------------------------------------------------------
             Mbps/MHz
             ------------------------------------------------------------------------------------

             Traffic parameters are referred to any element (cell, trunk, etc.) handling traffic in the concession area.

NOTES:
-----

1. Usage Milestones of the Radio Spectrum projected over five years must be consistent with the number of lines to be installed through the utilization of the allocated band.

2. Faced with a default of Usage Milestones, the Grantor may reallocate and reassign, either in whole or in part, the frequency bands that were allocated to the Licensee Corporation; especially, in those areas not covered in the technical project profile if, as from the third year counted from the start-up date for the provision of the Granted Service through the utilization of the allocated band, it is confirmed that this is not being used and that the Licensee Corporation has not submitted any plan on its use.

3. Operating Band: Portion of Service Band allocated to the Licensee Corporation so as to render the service.

4. Radio Channel or RF Channel: The portion of spectrum within the operating band, required to transmit information.

5. Traffic Channel: Simple or multiple channels carrying the information using the RF channel.

6. Service Band is understood to be the portion of spectrum, simple or double, allocated to the service.

                   Simple ---   Unidirectional (one-way)
                   Double ---  Bidirectional (two way)

                                   ANNEX No. 2
                         Guaranty of Faithful Compliance

[     ] ________, 2000


Messrs.

Ministry of Transport, Communications, Housing, and Construction

Lima-Peru



Bidder:
            ----------------------



Ref.: Addendum to the concession agreement signed between the Grantor and ______________________ for the allocation of the radio spectrum



At the request of our clients, Messrs. [state name of Licensee Corporation], we hereby provide this joint and several, irrevocable, unconditional and automatically executable guaranty in the amount of one million Dollars from the United States of America (US$ 1'000,000.00) in favor of the Ministry of Transport, Communications, Housing, and Construction, to guarantee the faithful compliance with the subject Addendum by [state name of the Licensee Corporation] pursuant to the terms and conditions established in Clause 8 of said Addendum.

Payment of this guaranty shall be made effective automatically, without the need of any further action on your part, upon our receipt of a written request in that connection, same which must be signed by the Minister of Transport, Communications, Housing, and Construction or some person duly authorized by him, stating that our clients [state name of the Licensee Corporation] have not complied with any of the obligations which are guaranteed hereby. Said request must be sent through notary-certified means.

Our obligations hereunder, including payment of the guaranteed amount, will not be affected by any dispute among COPRI, the Special Committee, their Advisors or any entity from the Peruvian Government and our clients.

The term of effectiveness of this guaranty will be from _________ to __________.

Any delay on our part in honoring the amount of this guaranty as from the date it is required by you pursuant to the terms herein will accrue interest equivalent to the LIBOR rate for one year plus a Spread of 3%. The applicable LIBOR rate will be that established by the daily Cable from Reuter, received at 11:00 a.m. in Lima.

Unless otherwise expressly indicated herein, the terms used in this guaranty have the same meaning ascribed to them in the Addendum.

Yours truly,

BANK ISSUING THE GUARANTY

                                  ANNEX No. 2A

         Guidelines to be Followed in case that the Guaranty of Faithful
            Compliance adopts the form of a Stand-By Letter of Credit

At the option of the Licensee Corporation, the Guaranty referred to in Clause 8 of this Addendum may adopt the form of a stand-by letter of credit ("Stand-By Letter of Credit"), same which must be issued in favor of the same beneficiary, the Ministry of Transport, Communications, Housing, and Construction, by a First-Rate Foreign Bank, and confirmed by a Bank Entity.

The Stand-By Letter of Credit must substantially contain the same characteristics established for a guaranty issued as stated in Annex 2.

Therefore, this should be joint and several, irrevocable, unconditional, automatically executable, and should be payable at the offices of the Bank Entity which confirms same. The obligations of the Licensee Corporation covered by the Stand-By Letter of Credit and the conditions for its execution must be exactly those described in Annex 2.

                                   ANNEX No. 3

                                 Band Occupancy

o In an eventual situation that the band(s) described in Article 2.1 is/are occupied by a third party at the Concession Area without having been allocated, the Grantor warrants the full vacancy of said band(s) latest on December 31, 2000, unless otherwise requested by the Licensee Corporation.

o In any event, the Licensee Corporation will not pay any cost related to the vacancy of such band(s).

                                ANNEX No. 4

              Information Required in the Technical Project Profile

     1. Detailed description of the technical characteristics of the system to be installed:

               a) Network description, indicating: technology to be used, network capacity, switching system, external plant, and coverage area.

               b)   Network configuration layout.

               c) Location of radio stations and, if applicable, switching exchanges.

               d) List of equipment to be installed, indicating make and model, and attaching copies of brochures and/or manuals containing technical characteristics of the equipment.

     2.  Radio stations in the TE-003 Technical Information Form (see Appendix).

     3. Time periods and schedules for the installation of equipment and the start-up of services through the utilization of the allocated band, counted as from the signature of the Addendum.

----------------------------------------------------------------------------------------------------------------------------
                                                      Month
            ----------------------------------------------------------------------------------------------------------------
Activities   1st        2nd        3rd        4th        5th        6th        7th        8th        9th        10th
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

Activities  11th        12th
----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------

     4. Plan to install or replace lines through the utilization of each band. allocated over five (5) years, bearing in mind the expansion plans and other commitments contained in current concession agreements.

---------------------------------------------------------------------------------------------------------------
                                                 Number of Lines to Be Installed
                  ---------------------------------------------------------------------------------------------
       City              Year 1            Year 2            Year 3             Year 4            Year 5
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
    Cumulative
---------------------------------------------------------------------------------------------------------------
                                                Number of Lines to Be Replaced
                  ---------------------------------------------------------------------------------------------
       City              Year 1            Year 2            Year 3             Year 4            Year 5
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
    Cumulative
---------------------------------------------------------------------------------------------------------------
                                                Number of Public Telephone Lines
                  ---------------------------------------------------------------------------------------------
       City              Year 1            Year 2            Year 3             Year 4            Year 5
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
    Cumulative
---------------------------------------------------------------------------------------------------------------

     5. In case of using the radio spectrum, state the Usage Milestones over five years.

     6. The company must ensure that radio stations are not located in the vicinity (within a radius of 500 m. away) from Technical Verification Stations and from Remote Radio Position Finding Stations located in the city of Lima and in six (6) capital cities of Departments.

     7. Those radio stations located within obstacle restricting surfaces of an airport or an aerodrome are subject to legal restrictions on property; accordingly, they will also require an authorization from the Air Transportation General Bureau (DGTA), as provided for in the Law and in the Regulations on Civil Aeronautics. In this context, the formalities for the granting of radio station installation permits should be as follows:

             o The company must submit the authorization request before the DGTA, in line with the requirements established by this bureau for such purpose.

             o The company must submit before this Unit copy of the request submitted before the DGTA, so as to continue with the appraisal of its record.

             o Upon completion of the appraisal of its record, the company must submit copy of the authorization granted by the DGTA, with which this Unit will proceed to issue the relevant permits.

             Note: Except for copies of brochures and/or the equipment technical manuals, the technical profile must be approved by some Engineer of the specialty who is a member of its professional association.

                             Appendix to Annex No. 4

                      Technical Data Form for each Station



I. DESCRIPTION:
-------------------------------------------------------------------------------------------------
COMPANY:
-------------------------------------------------------------------------------------------------
STATION:
-------------------------------------------------------------------------------------------------
NAME:
-------------------------------------------------------------------------------------------------
LOCATION                       Exact address
                               Department, Province, District

                               Geograph. Coord. -------- W.L. ------- S.L. ------- m.a.s.l.
-------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------
SIGN:
-------------------------------------------------------------------------------------------------
FREQUENCIES:
-------------------------------------------------------------------------------------------------
TIME BLOCK:
-------------------------------------------------------------------------------------------------
LINK:
-------------------------------------------------------------------------------------------------



II. EQUIPMENT:
-------------------------------------------------------------------------------------------------
MAKE:
-------------------------------------------------------------------------------------------------
MODEL:
-------------------------------------------------------------------------------------------------
FREQUENCY RANGE:
-------------------------------------------------------------------------------------------------
POWER:
-------------------------------------------------------------------------------------------------
EMISSION TYPE:
-------------------------------------------------------------------------------------------------



III. RADIANT SYSTEM:
-------------------------------------------------------------------------------------------------
ANTENNA TYPE:
-------------------------------------------------------------------------------------------------
MAKE:
-------------------------------------------------------------------------------------------------
MODEL:
-------------------------------------------------------------------------------------------------
GAIN:
-------------------------------------------------------------------------------------------------
TOWER HEIGHT (m):
-------------------------------------------------------------------------------------------------
BUILDING HEIGHT (m)
-------------------------------------------------------------------------------------------------
INSTALLED HEIGHT (m)
(*)
-------------------------------------------------------------------------------------------------

     (*) Installed Height: Height above soil at which the antenna has been installed.


                                       38